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                                                                     EXHIBIT 5.1

                              November 29, 2001

Kanakaris Wireless
3303 Harbor Blvd., Suite F-3
Costa Mesa, California 92626

Ladies and Gentlemen:

         At your request, we have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed by Kanakaris Wireless, a Nevada corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering 32,727,182 shares of common stock, $0.001 par value, of the Company, 8,500,000 of which shares ("Warrant Shares") are issuable to Kevin Welch pursuant to a Common Stock Purchase Warrant (the "Warrant") that is an exhibit to the Registration Statement.

         We are familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of the Warrant Shares in the manner set forth in the Registration Statement. Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that all of the Warrant Shares have been duly authorized and, when issued upon exercise of the Warrant in accordance with its terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

         You have informed us that Kevin Welch may sell the Warrant Shares from time to time on a delayed or continuous basis. This opinion is limited to Chapter 78 of the Nevada Revised Statutes ("NRS"), including the statutory provisions of the NRS, all applicable provisions of the Constitution of the State of Nevada and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                             Respectfully submitted,

                             /s/ RUTAN & TUCKER, LLP